December 2013
Preliminary Terms No. 1,206 Registration Statement No. 333-178081 Dated December 23, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities
The Worst of Auto-Callable Securities due June   , 2015 Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company, which we refer to as the securities, do not guarantee the repayment of any principal and do not provide for the regular payment of interest. If the determination closing price of each of the underlying stocks is greater than or equal to its respective initial share price on any quarterly determination date (beginning approximately six months after the original issue date), the securities will be automatically redeemed for an early redemption payment that will increase over the term of the securities and that will be an amount in cash per stated principal amount equal to (i) the stated principal amount plus (ii) a return of approximately 10% to 14% per annum (to be determined on the pricing date), as described below. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount plus a fixed return of approximately 10% to 14% per annum for the term of the securities, if the final share price of each underlying stock is greater than or equal to its respective initial share price, (ii) the stated principal amount, if the final share price of any underlying stock is less than its initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, or (iii) a number of shares of the worst performing underlying stock, if the final share price of any underlying stock is less than its respective downside threshold level. These shares of the worst performing underlying stock will be worth significantly less than the principal amount of the securities and could be worth zero. As a result, investors must be willing to accept the risk of receiving shares of the worst performing underlying stock at maturity that are worth significantly less than the stated principal amount of the securities and could be worth zero. Accordingly, investors could lose their entire initial investment in the securities.  These securities are for investors who are willing to risk their principal and forego current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if, on any determination date, each underlying stock closes at or above its initial share price, and, if the securities have not been redeemed, in exchange for limited protection against loss at maturity but only if the final share price of each underlying stock is greater than or equal to its respective downside threshold level. Investors will not participate in the appreciation of any of the underlying stocks. Because the payment at maturity on the securities is based on the worst performing underlying stock, a decline beyond the respective downside threshold level of any underlying stock will result in a significant loss of your investment even if one or more of the other underlying stocks have appreciated or have not declined as much. Investors will therefore be exposed to the risks related to each underlying stock. The securities are unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
All payments are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.
SUMMARY TERMS
Issuer:	Morgan Stanley
Underlying stocks:
EMC Corporation common stock (the “EMC Stock”)
International Business Machines Corporation common stock (the “IBM Stock”)
Amgen Inc. common stock (the “AMGN Stock”)
The Coca-Cola Company common stock (the “KO Stock”)

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	December , 2013
Original issue date:	December , 2013 (5 business days after the pricing date)
Maturity date:	June , 2015
Early redemption:
If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following such determination date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment will be made on the fifth business day following such determination date as postponed.
The securities will not be redeemed early if the determination closing price of any underlying stock is less than the respective initial share price for such underlying stock on such determination date.

Early redemption payment:
The early redemption payment will be an amount in cash per stated principal amount equal to (i) the stated principal amount plus (ii) a return of approximately 10% to 14% per annum (to be determined on the pricing date), as follows:
•     1st determination date: $1,050 to $1,070
•     2nd determination date: $1,075 to $1,105
•     3rd determination date: $1,100 to $1,140
•     4th determination date: $1,125 to $1,175
The actual early redemption payment for each determination date will be determined on the pricing date.
No further payments will be made on the securities once they have been redeemed.

Determination closing price:
With respect to each underlying stock, the closing price of such underlying stock on any determination date other than the final determination date times the adjustment factor for such underlying stock on such determination date

Payment at maturity:	• If the final share price of each underlying stock is greater than or equal to its initial share price
$1,150 to $1,210 (to be determined on the pricing date), corresponding to the stated principal amount plus a return of approximately 10% to 14% per annum (to be determined on the pricing date) for the term of the securities

•  If the final share price of any underlying stock is less than its initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level:
the stated principal amount
• If the final share price of any underlying stock is less than its respective downside threshold level:
a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date. If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.
Under these circumstances, investors will lose a significant portion, and may lose all, of their principal.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $ 955.40 per security, or within $10 of that estimate. See “Investment Summary” page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to issuer(2)
Per security	$1,000	$30	$970
Total	$	$	$
(1)
Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $30 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 27.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.
Product Supplement for Auto-Callable Securities dated October 19, 2012	Prospectus dated November 21, 2011

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Terms continued from previous page:
Determination dates:
1st determination date:  June   , 2014 (approximately 6 months following the original issue date)
2nd determination date:  September   , 2014
3rd determination date:  December   , 2014
4th determination date:  March   , 2015
Final determination date:  June   , 2015
The determination dates are subject to postponement for non-trading days and certain market disruption events.

Initial share price:
With respect to the EMC Stock, $      , which is its closing price on the pricing date
With respect to the IBM Stock, $       , which is its closing price on the pricing date
With respect to the AMGN Stock, $      , which is its closing price on the pricing date
With respect to the KO Stock, $      , which is its closing price on the pricing date

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final determination date times the adjustment factor for such underlying stock on such date
Downside threshold level:
With respect to the EMC Stock, $      , which is equal to 60% of its initial share price
With respect to the IBM Stock, $       , which is equal to 60% of its initial share price
With respect to the AMGN Stock, $      , which is equal to 60% of its initial share price
With respect to the KO Stock, $      , which is equal to 60% of its initial share price

Exchange ratio:	, which is the stated principal amount divided by the initial share price of the worst performing underlying stock
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
CUSIP / ISIN:	61761JNN5 / US61761JNN53
Listing:	The securities will not be listed on any securities exchange.

December 2013	Page 2

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Investment Summary

Worst of Auto-Callable Securities
Principal at Risk Securities
The Worst of Auto-Callable Securities due June    , 2015 Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company, which we refer to as the securities, do not provide for the regular payment of interest. The securities will be automatically redeemed if the determination closing price of each of the EMC Corporation common stock, the International Business Machines common stock, the Amgen Inc. common stock and the The Coca-Cola Company common stock on any quarterly determination date (beginning approximately six months after the original issue date) is greater than or equal to its respective initial share price, for an early redemption payment that will increase over the term of the securities and that will be an amount in cash per stated principal amount equal to (i) the stated principal amount plus (ii) a return of approximately 10% to 14% per annum (to be determined on the pricing date). The actual early redemption payment amounts will be determined on the pricing date. However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount plus a fixed return of approximately 10% to 14% per annum for the term of the securities (to be determined on the pricing date), if the final share price of each underlying stock is greater than or equal to its respective initial share price, (ii) the stated principal amount, if the final share price of any underlying stock is less than its initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level, or (iii) a number of shares of the worst performing underlying stock, if the final share price of any underlying stock is less than its respective downside threshold level. These shares of the worst performing underlying stock will be worth significantly less than the principal amount of the securities and could be worth zero. As a result, investors must be willing to accept the risk of receiving shares of the worst performing underlying stock at maturity that are worth significantly less than the stated principal amount of the securities and could be worth zero. Accordingly, investors could lose their entire initial investment in the securities. In addition, investors will not participate in the appreciation of any of the underlying stocks.

Maturity:	Approximately 1.5 years
Automatic early redemption :
If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date; provided that if, due to a market disruption event or otherwise, such determination date is postponed, the early redemption payment will be made on the fifth business day following such determination date as postponed.

Early redemption payment:
The early redemption payment will be an amount in cash per stated principal amount equal to (i) the stated principal amount plus (ii) a return of approximately 10% to 14% per annum (to be determined on the pricing date), as follows:

•     1st determination date: $1,050 to $1,070
•     2nd determination date: $1,075 to $1,105
•     3rd determination date: $1,100 to $1,140
•     4th determination date: $1,125 to $1,175

The actual early redemption payment for each determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:
•      If the final share price of each underlying stock is greater than or equal to its initial share price:

$1,150 to $1,210 (to be determined on the pricing date), corresponding to the stated principal amount plus a return of approximately 10% to 14% per annum (to be determined on the pricing date) for the term of the securities

•      If the final share price of any underlying stock is less than its initial share price but the final share price of each underlying stock is greater than or equal to its

December 2013	Page 3

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

respective downside threshold level:

the stated principal amount of $1,000

•      If the final share price of any underlying stock is less than its respective downside threshold level:

a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date. If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.

If the final share price of any underlying stock is less than its respective downside threshold level, investors will be fully exposed to the negative performance of the worst performing underlying stock and will receive a number of shares that are worth significantly less than stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $955.40, or within $10 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2013	Page 4

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption amount that will increase over the term of the securities and that will be an amount in cash per stated principal amount equal to the stated principal amount plus a return of approximately 10% to 14% per annum (to be determined on the pricing date) if the determination closing price of each of the underlying stocks is greater than or equal to its respective initial share price on any quarterly determination date (beginning approximately six months after the original issue date). The securities do not guarantee the repayment of any principal. The early redemption payment or payment at maturity will vary depending on the determination closing price and/or final share price of each underlying stock, as follows:

Scenario 1
On any quarterly determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price.

▪      The securities will be automatically redeemed for an early redemption payment in cash per stated principal amount equal to (i) the stated principal amount plus (ii) a return of approximately 10% to 14% per annum (to be determined on the pricing date). The actual early redemption payment for each determination date will be determined on the pricing date. No further payments will be made on the securities once they have been redeemed.

▪      Investors will not participate in any appreciation of any underlying stock.

Scenario 2
The securities are not automatically redeemed prior to maturity and the final share price of each underlying stock is greater than or equal to its initial share price.

▪      The payment due at maturity will be $1,150 to $1,210 (to be determined on the pricing date), corresponding to the stated principal amount plus a return of approximately 10% to 14% per annum (to be determined on the pricing date) for the term of the securities.

▪      Investors will not participate in any appreciation of any underlying stock.

Scenario 3
The securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its initial share price but the final share price of each underlying stock is greater than or equal to is respective downside threshold level.

▪    The payment due at maturity will be the stated principal amount.

Scenario 4
The securities are not automatically redeemed prior to maturity and the final share price of any underlying stock is less than its respective downside threshold level.

▪      The payment due at maturity will be a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date. If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.

▪      Investors will lose a significant portion, and may lose all, of their principal in this scenario.

December 2013	Page 5

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity. The following examples are for illustrative purposes only. Whether the securities are redeemed early will be determined by reference to the determination closing price of each underlying stock on each quarterly determination date (beginning approximately six months after the original issue date), and the payment at maturity will be determined by reference to the final share price of each underlying stock on the final determination date. The actual early redemption payment amounts and initial share price and downside threshold level for each underlying stock will be determined on the pricing date. All payments on the securities are subject to the credit risk of Morgan Stanley. The below examples are based on the following terms:

Hypothetical Initial Share Price:	With respect to the EMC Stock: $20 With respect to the IBM Stock: $170 With respect to the AMGN Stock: $110 With respect to the KO Stock: $40
Hypothetical Downside Threshold Level:
With respect to the EMC Stock: $12, which is 60% of its hypothetical initial share price
With respect to the IBM Stock: $102, which is 60% of its hypothetical initial share price
With respect to the AMGN Stock: $66, which is 60% of its hypothetical initial share price
With respect to the KO Stock: $24, which is 60% of its hypothetical initial share price

Hypothetical Early Redemption Payment:
An amount in cash per stated principal amount equal to the stated principal amount plus a return of approximately 12% per annum (the midpoint of the 10% to 14% range), as follows:

•     1st determination date: $1,060
•     2nd determination date: $1,090
•     3rd determination date: $1,120
•     4th determination date: $1,150

No further payments will be made on the securities once they have been redeemed.

Hypothetical Payment at Maturity:
•      If the final share price of each underlying stock is greater than or equal to its initial share price: $1,180, corresponding to the stated principal amount plus 12% per annum (the midpoint of the 10% to 14% range) for the term of the securities.
•      If the final share price of any underlying stock is less than its initial share price but the final share price of each underlying stock is greater than or equal to its respective downside threshold level: the stated principal amount.
•      If the final share price of any underlying stock is less than its respective downside threshold level: a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing underlying stock, each as of the final determination date.1

Stated Principal Amount:	$1,000 per security
Hypothetical Adjustment Factor at Maturity:	With respect to each underlying stock, 1.0
1 If you receive shares of the worst performing underlying stock at maturity, we will pay cash value (rounded down to the nearest cent and determined as of the final determination date) of any fractional shares of such worst performing underlying stock on a per-security basis in lieu of delivering such fractional shares.

How to determine whether the securities are redeemed early:

	Determination Closing Price				Hypothetical Early Redemption Payment
	EMC Stock	IBM Stock	AMGN Stock	KO Stock
Hypothetical Determination Date 1	$15 (below its initial share price)	$160 (below its initial share price)	$90 (below its initial share price)	$25 (below its initial share price)	N/A
Hypothetical Determination Date 2	$20 (at or above its initial share price)	$155 (below its initial share price)	$95 (below its initial share price)	$30 (below its initial share price)	N/A

December 2013	Page 6

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Hypothetical Determination Date 2	$20 (at or above its initial share price)	$155 (below its initial share price)	$95 (below its initial share price)	$30 (below its initial share price)	N/A
Hypothetical Determination Date 3	$35 (at or above its initial share price)	$175 (at or above its initial share price)	$115 (at or above its initial share price)	$38 (below its initial share price)	N/A
Hypothetical Determination Date 4	$30 (at or above its initial share price)	$170 (at or above its initial share price)	$120 (at or above its initial share price)	$45 (at or above its initial share price)	$1,150 (the hypothetical early redemption payment for the 4th determination date)

If, on any determination date other than the final determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the fifth business day following the related determination date.

On hypothetical determination date 1, the EMC Stock, the IBM Stock, the AMGN Stock and the KO Stock all close below their respective initial share prices. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 2, one underlying stock closes at or above its initial share price but the other underlying stocks close below their respective initial share prices. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 3, three underlying stocks close at or above their respective initial share prices but the other underlying stock closes below its initial share price. Therefore, the securities are not redeemed early on such determination date.

On hypothetical determination date 4, each underlying stock closes at or above its respective initial share price. Accordingly, the securities are automatically redeemed following such determination date. You receive the hypothetical early redemption payment for the 4th determination date, which is $1,150.

No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early if the determination closing price of any underlying stock is less than the initial share price for such underlying stock on the related determination date.

How to determine the payment at maturity:

In the following examples, the determination closing price of one or more underlying stocks is less than its respective initial share price on each determination date prior to the final determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Share Price				Payment at Maturity
	EMC Stock	IBM Stock	AMGN Stock	KO Stock
Example 1:	$30 (at or above its initial share price)	$180 (at or above its initial share price)	$120 (at or above its initial share price	$45 (at or above its initial share price)	$1,180 (the stated principal amount plus a return of approximately 12% per annum for the term of securities)
Example 2:	$25 (at or above its initial share price)	$175 (at or above its initial share price)	$100 (below its initial share price; at or above its downside threshold level)	$50 (at or above its initial share price)	$1,000 (the stated principal amount)
Example 3:	$15 (below its initial share price; at or above its downside threshold level)	$90 (below its initial share price; below its downside threshold level)	$70 (below its initial share price; at or above its downside threshold level)	$25 (below its initial share price; at or above its downside threshold level)	5 shares of the IBM Stock per stated principal amount, plus $79.41 in lieu of fractional shares per stated principal amount

December 2013	Page 7

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Example 4:	$10 (below its downside threshold level)	$85 (below its downside threshold level)	$66 (below its initial share price; at or above its downside threshold level)	$16 (below its downside threshold level)	25 shares of the KO Stock per stated principal amount
Example 5:	$4 (below its downside threshold level)	$68 (below its downside threshold level)	$55 (below its downside threshold level)	$20 (below its downside threshold level)	50 shares of the EMC Stock per stated principal amount

In example 1, the final share prices of the EMC Stock, the IBM Stock, the AMGN Stock and the KO Stock are at or above their respective initial share prices. Therefore, investors receive the stated principal amount of the securities plus a return of approximately 12% per annum for the term of the securities, for a total payment at maturity of $1,180.

In example 2, the final share prices of the EMC Stock, the IBM Stock and the KO Stock are above their respective initial share prices, and the final share price of the AMGN Stock is less than its initial share price but at or above its downside threshold level. Therefore, although the EMC stock, IBM Stock and the KO Stock have appreciated over the term of the securities, investors receive only the stated principal amount of the securities at maturity.

In example 3, the final share prices of the EMC Stock, the AMGN Stock and the KO Stock are above their respective downside threshold levels, but the final share price of the IBM Stock is below its downside threshold level. Therefore, even though the EMC Stock, the AMGN Stock and the KO Stock have appreciated in their values, investors are exposed to the downside performance of the IBM Stock, which is the worst performing underlying stock in this example, and receive shares of the IBM Stock, calculated as follows:

Number of shares of the worst performing underlying stock	=	exchange ratio × adjustment factor
	=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor
	=	($1,000 / $170) × 1.0
	=	5.88235 shares per security

As of the final determination date, 5 shares of the IBM Stock would be worth $90 × 5 = $450, plus you will also receive a cash payment for fractional shares based on the determination closing price of the IBM Stock on the final determination date of $90 × 0.88235 = approximately $79.41 (rounded down to the nearest cent), for a total value of approximately $529.41, resulting in an approximately -47.06% return on the stated principal amount.

In example 4, the final share price of the AMGN Stock is at or above its downside threshold level, while the final share prices of the EMC Stock, the IBM Stock and the KO Stock are each below their respective downside threshold levels. The EMC Stock and IBM Stock have each declined 50% from their respective initial share prices to their respective final share prices, and the KO Stock has declined 60% from its initial share price to its final share price. Therefore, investors are exposed to the downside performance of the KO Stock, which is the worst performing underlying stock in this example, and receive shares of the KO Stock, calculated as follows:

Number of shares of the worst performing underlying stock	=	exchange ratio × adjustment factor
	=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor
	=	($1,000 / $40) × 1.0
	=	25 shares per security

As of the final determination date, 25 shares of the KO Stock would be worth $16 × 25 = $400, resulting in a -60% return on the stated principal amount.

December 2013	Page 8

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

In example 5, the final share prices of the EMC Stock, the IBM Stock, the AMGN Stock and the KO Stock are all below their respective downside threshold levels. In this example, the IBM Stock has declined 60% from its initial share price to its final share price and the AMGN Stock and the KO Stock have each declined 50% from their respective initial share prices to their respective final share prices, while the EMC Stock has declined 80% from its initial share price. Therefore, investors are exposed to the downside performance of the EMC Stock, which is the worst performing underlying stock in this example, and receive shares of the EMC Stock, calculated as follows:

Number of shares of the worst performing underlying stock	=	exchange ratio × adjustment factor
	=	(stated principal amount / initial share price of the worst performing underlying stock) × adjustment factor
	=	($1,000 / $20) × 1.0
	=	50 shares per security

As of the final determination date, 50 shares of the EMC Stock would be worth $4 × 50 = $200, resulting in a -80.00% return on the stated principal amount.

If the final share price of any underlying stock is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity. You will receive shares of the worst performing underlying stock that will be worth significantly less than the principal amount of the securities and that could be worth zero.

December 2013	Page 9

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪
The securities do not pay interest or guarantee the return of any principal.  The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any underlying stock is less than its respective downside threshold level, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of shares of the worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock. The value of those shares will be less than 60% of the stated principal amount and could be zero.

▪
You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the four underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. If any underlying stock has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1 to 1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of the shares of the worst performing underlying stocks will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

▪
Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from its respective initial share price, and the return on the securities will be limited to the early redemption payment or upside payment at maturity that will be payable only if the closing price of each underlying stock is greater than its initial share price on a determination date.

▪
The automatic early redemption feature may limit the term of your investment to approximately six months. If the securities are redeemed early, you may not be able to reinvest at comparable terms or returns. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
The market price will be influenced by many unpredictable factors.  Several factors will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the closing prices of the underlying stocks on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	dividend rates on the underlying stocks,

o	interest and yield rates in the market,

o	time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the final share prices of the underlying stocks,

o	the occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and

December 2013	Page 10

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

o	any actual or anticipated changes in our credit ratings or credit spreads.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “EMC Corporation Overview,” “International Business Machines Corporation Overview,” “Amgen Inc. Overview” and “The Coca-Cola Company Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities.  You are dependent on Morgan Stanley’s ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption or at maturity, and therefore you are subject to the credit risk of Morgan Stanley. If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Investing in the securities is not equivalent to investing in the underlying stocks.  Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.

▪
No affiliation with the underlying stock issuers.  The underlying stock issuers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying stock issuers in connection with this offering.

▪
We may engage in business with or involving the underlying stock issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying stock issuers without regard to your interests and thus may acquire non-public information about the underlying issuers. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stock issuers, which may or may not recommend that investors buy or hold the underlying stocks.

▪
The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock.  MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits and stock dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final determination date. If an event occurs that does not require the calculation agent to adjust the adjustment factors, the market price of the securities may be materially and adversely affected.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪
The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue

December 2013	Page 11

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪
The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪
Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities.  One or more of our subsidiaries and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our subsidiaries also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock and, as a result, could increase (i) the share price at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity, if any.

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, MS & Co. will determine the initial share prices, the downside threshold levels, the final share prices, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment that you will receive upon an automatic early redemption or at maturity, if any. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events, may affect the payout to you upon an automatic early redemption or at maturity. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain. Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Securities supersede the discussions contained in the accompanying product supplement for auto-callable securities.

December 2013	Page 12

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Subject to the discussion under “Additional provisions―Tax considerations” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Because a security provides for the return of principal except where the final share price of any of the underlying stocks is below its respective downside threshold, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the discussion under “Additional provisions―Tax considerations” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “Additional provisions―Tax considerations” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

December 2013	Page 13

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

EMC Corporation Overview

EMC Corporation and its subsidiaries design, manufacture, market and support a range of networked storage products and information storage and management software.  The EMC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by EMC Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-9853 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding EMC Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the FCX Stock is accurate or complete.

Information as of market close on December 20, 2013:

Bloomberg Ticker Symbol:	EMC
Current Stock Price:	$24.54
52 Weeks Ago:	$25.91
52 Week High (on 8/8/2013):	$27.04
52 Week Low (on 4/19/2013):	$21.50
Current Dividend Yield:	–

The following table sets forth the published high and low closing prices of, as well as dividends on, the EMC Stock for each quarter from January 1, 2010 through December 20, 2013. The closing price of the EMC Stock on December 20, 2013 was $24.54. The associated graph shows the closing prices of the EMC Stock for each day from January 1, 2008 through December 20, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the EMC Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the EMC Stock at any time, including on the determination dates.

Common Stock of EMC Corporation (CUSIP 268648102)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	18.94	16.63	–
Second Quarter	19.98	17.68	–
Third Quarter	21.64	18.04	–
Fourth Quarter	23.09	19.61	–
2011
First Quarter	27.35	23.10	–
Second Quarter	28.47	25.64	–
Third Quarter	27.89	20.28	–
Fourth Quarter	25.03	20.37	–
2012
First Quarter	29.88	21.72	–
Second Quarter	29.85	22.85	–
Third Quarter	28.02	22.92	–
Fourth Quarter	27.29	23.40	–
2013
First Quarter	25.62	22.83	–
Second Quarter	24.99	21.50	0.10
Third Quarter	27.04	23.61	0.10
Fourth Quarter (through December 20, 2013)	25.72	23.15	–

We make no representation as to the amount of dividends, if any, that EMC Corporation may pay in the future. In any event, as an investor in the Worst of Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of EMC Corporation.

December 2013	Page 14

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Common Stock of EMC Corporation – Daily Closing Prices January 1, 2008 to December 20, 2013

* The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the EMC Stock on December 20, 2013 were its initial share price.

This document relates only to the securities offered hereby and does not relate to the EMC Stock or other securities of EMC Corporation. We have derived all disclosures contained in this document regarding EMC Corporation stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to EMC Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding EMC Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the EMC Stock (and therefore the price of the EMC Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning EMC Corporation could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the EMC Stock.

December 2013	Page 15

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

International Business Machines Corporation Overview

International Business Machines Corporation is an information technology company, a business and technology services company, a consulting services organization, an information technology research organization, and a financier of information technology.  The IBM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by International Business Machines Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-2360 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding International Business Machines Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the IBM Stock is accurate or complete.

Information as of market close on December 20, 2013:

Bloomberg Ticker Symbol:	IBM
Current Stock Price:	$180.02
52 Weeks Ago:	$194.77
52 Week High (on 3/14/2013):	$215.80
52 Week Low (on 12/13/2013):	$172.80
Current Dividend Yield:	–

The following table sets forth the published high and low closing prices of, as well as dividends on, the IBM Stock for each quarter from January 1, 2010 through December 20, 2013. The closing price of the IBM Stock on December 20, 2013 was $180.02. The associated graph shows the closing prices of the IBM Stock for each day from January 1, 2008 through December 20, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the IBM Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the IBM Stock at any time, including on the determination dates.

Common Stock of International Business Machines Corporation (CUSIP 459200101)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	134.14	121.88	0.55
Second Quarter	132.68	122.10	0.65
Third Quarter	135.48	121.86	0.65
Fourth Quarter	146.92	135.25	0.65
2011
First Quarter	166.05	147.05	0.65
Second Quarter	172.87	162.33	0.75
Third Quarter	185.21	157.54	0.75
Fourth Quarter	194.56	173.29	0.75
2012
First Quarter	208.65	179.16	0.75
Second Quarter	209.50	188.54	0.85
Third Quarter	207.45	183.09	0.85
Fourth Quarter	211.00	185.51	0.85
2013
First Quarter	215.80	192.32	0.85
Second Quarter	214.36	187.83	0.95
Third Quarter	197.99	182.16	0.95
Fourth Quarter (through December 20, 2013)	186.97	172.80	–

We make no representation as to the amount of dividends, if any, that International Business Machines Corporation may pay in the future. In any event, as an investor in the Worst of Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of International Business Machines Corporation

December 2013	Page 16

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Common Stock of International Business Machines Corporation– Daily Closing Prices January 1, 2008 to December 20, 2013

* The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the IBM Stock on December 20, 2013 were its initial share price.

This document relates only to the securities offered hereby and does not relate to the IBM Stock or other securities of International Business Machines Corporation. We have derived all disclosures contained in this document regarding International Business Machines Corporation stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to International Business Machines Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding International Business Machines Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the IBM Stock (and therefore the price of the IBM Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning International Business Machines Corporation could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the IBM Stock.

December 2013	Page 17

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Amgen Inc. Overview

Amgen Inc. is a biotechnology medicines company that discovers, develops, manufactures and markets medicines for illnesses.  The AMGN Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Amgen Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-12477 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding Amgen Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMGN Stock is accurate or complete.

Information as of market close on December 20, 2013:

Bloomberg Ticker Symbol:	AMGN
Current Stock Price:	$114.03
52 Weeks Ago:	$88.41
52 Week High (on 11/1/2013):	$118.69
52 Week Low (on 1/18/2013):	$82.08
Current Dividend Yield:	–

The following table sets forth the published high and low closing prices of, as well as dividends on, the AMGN Stock for each quarter from January 1, 2010 through December 20, 2013. The closing price of the AMGN Stock on December 20, 2013 was $114.03. The associated graph shows the closing prices of the AMGN Stock for each day from January 1, 2008 through December 20, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the AMGN Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the AMGN Stock at any time, including on the determination dates.

Common Stock of Amgen Inc. (CUSIP 031162100)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	60.09	55.71	–
Second Quarter	61.14	50.36	–
Third Quarter	56.32	50.93	–
Fourth Quarter	57.96	52.69	–
2011
First Quarter	57.31	50.95	–
Second Quarter	61.17	53.08	–
Third Quarter	58.28	48.27	0.28
Fourth Quarter	64.74	53.9	0.28
2012
First Quarter	69.84	63.76	0.36
Second Quarter	73.02	65.59	0.36
Third Quarter	84.805	73.85	0.36
Fourth Quarter	90.17	84	0.36
2013
First Quarter	102.51	82.08	0.47
Second Quarter	113.42	94.6	0.47
Third Quarter	117.521	95.81	0.47
Fourth Quarter (through December 20, 2013)	118.688	106.28	–

We make no representation as to the amount of dividends, if any, that Amgen Inc. may pay in the future. In any event, as an investor in the Worst of Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amgen Inc.

December 2013	Page 18

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Common Stock of Amgen Inc. – Daily Closing Prices January 1, 2008 to December 20, 2013

* The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the AMGN Stock on December 20, 2013 were its initial share price.

This document relates only to the securities offered hereby and does not relate to the AMGN Stock or other securities of Amgen Inc. We have derived all disclosures contained in this document regarding Amgen Inc. stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amgen Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amgen Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the AMGN Stock (and therefore the price of the AMGN Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amgen Inc. could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMGN Stock.

December 2013	Page 19

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

The Coca-Cola Company Overview

The Coca-Cola Company is a beverage company. The KO Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Coca-Cola Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-02217 through the Securities and Exchange Commission’s website at.www.sec.gov. In addition, information regarding The Coca-Cola Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the KO Stock is accurate or complete.

Information as of market close on December 20, 2013:

Bloomberg Ticker Symbol:	KO
Current Stock Price:	$40.04
52 Weeks Ago:	$37.05
52 Week High (on 5/16/2013):	$43.09
52 Week Low (on 12/28/2012):	$35.97
Current Dividend Yield:	2.84%

The following table sets forth the published high and low closing prices of, as well as dividends on, the KO Stock for each quarter from January 1, 2010 through December 20, 2013. The closing price of the KO Stock on December 20, 2013 was $40.04. The associated graph shows the closing prices of the KO Stock for each day from January 1, 2008 through December 20, 2013. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the KO Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the KO Stock at any time, including on the determination dates.

Common Stock of The Coca-Cola Company (CUSIP 61762W299)	High ($)	Low ($)	Dividends ($)
2010
First Quarter	28.565	26.33	0.22
Second Quarter	27.66	25.04	0.22
Third Quarter	29.55	25.02	0.22
Fourth Quarter	32.89	29.44	0.22
2011
First Quarter	33.17	30.80	0.24
Second Quarter	34.23	32.47	0.24
Third Quarter	35.62	31.98	0.24
Fourth Quarter	35.08	32.37	0.24
2012
First Quarter	37.01	33.49	0.26
Second Quarter	39.09	35.97	0.26
Third Quarter	40.56	37.14	2.00
Fourth Quarter	38.58	35.97	0.26
2013
First Quarter	40.69	36.84	0.28
Second Quarter	43.09	39.13	0.28
Third Quarter	41.09	37.88	0.28
Fourth Quarter (through December 20, 2013)	40.46	37.05	–

We make no representation as to the amount of dividends, if any, that The Coca-Cola Company may pay in the future. In any event, as an investor in the Worst of Auto-Callable Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Coca-Cola Company.

December 2013	Page 20

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Common Stock of The Coca-Cola Company – Daily Closing Prices January 1, 2008 to December 20, 2013

* The red solid line indicates the hypothetical downside threshold level, assuming the closing price of the KO Stock on December 20, 2013 were its initial share price.

This document relates only to the securities offered hereby and does not relate to the KO Stock or other securities of The Coca-Cola Company. We have derived all disclosures contained in this document regarding The Coca-Cola Company stock from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to The Coca-Cola Company. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding The Coca-Cola Company is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the KO Stock (and therefore the price of the KO Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning The Coca-Cola Company could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the KO Stock.

December 2013	Page 21

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
No fractional shares:
At maturity, if our payment is to be made in shares of an underlying stock, we will deliver the number of shares of such underlying stock due with respect to the securities, as described above, but we will pay cash in lieu of delivering any fractional share of such underlying stock in an amount equal to the corresponding fractional closing price of such fraction of a share of such underlying stock, as determined by the calculation agent as of the final determination date.

Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:
With respect to the EMC Stock, EMC Corporation
With respect to the IBM Stock, International Business Machines Corporation
With respect to the AMGN Stock, Amgen Inc.
With respect to the KO Stock, The Coca-Cola Company
The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Postponement of maturity date:
If the scheduled final determination date is not a trading day or if a market disruption event with respect to each underlying stock occurs on that day so that the final determination date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that final determination date as postponed.

Antidilution adjustments:
The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If, with respect to one or more underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each security will be as follows:

•      Upon any determination date following the effective date of a reorganization event and prior to the final determination date:  If the exchange property value (as defined below) is greater than or equal to its initial share price, and the determination closing prices (or exchange property values, if applicable) of the other underlying stocks are also greater than or equal to their respective initial share prices, the securities will be automatically redeemed for an early redemption payment.

•      Upon the final determination date, if the securities have not previously been automatically redeemed:  You will receive for each security that you hold a payment at maturity equal to:

➢      If the exchange property value on the final determination date is greater than or equal to the respective initial share price, and the final share prices of the other underlying stocks (or exchange property value, as applicable) are also greater than their respective initial share prices: $1,150 to $1,210 (to be determined on the pricing date), corresponding to the stated principal amount plus a return of approximately 10% to 14% per annum for the term of the securities (to be determined on the pricing date).

➢      If the exchange property value on the final determination date is less than the respective initial share price or the final share price(s) of any other underlying stock is less than its respective initial share price, but the exchange property value on the final determination date is greater than or equal to the respective downside threshold level, and the final share prices of the other underlying stocks (or exchange property value, as applicable) are also greater than their respective downside threshold levels: the stated principal amount.

➢      If the exchange property value on the final determination date is less than the respective downside threshold level, or if the final share price(s) (or exchange property value(s), if applicable) of any other underlying stock is less than its respective downside threshold level:

➢           If the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: a number of shares of the worst performing underlying stock equal to the product of the exchange ratio and the adjustment factor for such worst performing

December 2013	Page 22

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

underlying stock.

If the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), in an amount equal to the exchange property delivered with respect to a number of shares of such worst performing underlying stock equal to the exchange ratio times the adjustment factor for such worst performing underlying stock, each determined at the time of the reorganization event, or, at our sole option, the cash value of such exchange property as of the final determination date.

If exchange property consists of more than one type of property and we elect to deliver exchange property, rather than the cash value thereof, we will deliver to DTC, as holder of the securities, at maturity a pro rata share of each such type of exchange property. We expect that such exchange property will be distributed to investors in accordance with the standard rules and procedures of DTC and its direct and indirect participants. If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Listing:	The securities will not be listed on any securities exchange.

December 2013	Page 23

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

Minimum ticketing size:	$1,000 / 1 security
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Tax considerations:
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement for auto-callable securities does not apply to the securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•      purchase the securities at their “issue price”; and
•      will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•      certain financial institutions;
•      insurance companies;
•      certain dealers and traders in securities, commodities or foreign currencies;
•      investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•      U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•      partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•      regulated investment companies;
•      real estate investment trusts;
•      tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or
•      persons subject to the alternative minimum tax.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income. In addition, this summary does not address the U.S. federal income tax consequences of the ownership or disposition of shares of the worst performing underlying stock should an investor receive shares of the worst performing underlying stock at maturity. Investors should consult their tax advisers regarding the potential U.S. federal income tax consequences of the ownership and disposition of any shares of the worst performing underlying stock.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of a security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a

December 2013	Page 24

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

beneficial owner of a security that is, for U.S. federal income tax purposes:

•      a citizen or individual resident of the United States;
•      a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•      an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement.  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities for cash, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. Any gain or loss recognized upon the sale, exchange or settlement of the securities should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at such time, and short-term capital gain or loss otherwise.

A U.S. Holder that, upon settlement of the securities, receives the shares of the worst performing underlying stock and cash in lieu of any fractional share should be treated as recognizing capital loss equal to the difference between the amount of cash received in lieu of any fractional share and the pro rata portion of the U.S. Holder’s tax basis in the securities that is allocable to such fractional share (based on the amount of cash received and the fair market value of the shares received, as of the final determination date of the securities). A U.S. Holder should not recognize any loss with respect to any shares received. A U.S. Holder should have a basis in the shares equal to the U.S. Holder’s tax basis in the securities (other than any amount allocated to a fractional share). The holding period for such shares should start on the day after receipt.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. The IRS could, for instance, seek to treat a security as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations apply to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the securities every year at a “comparable yield” determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter. Because a security provides for the return of principal except where the final share price of any of the underlying stocks is below its respective downside threshold level, the risk that a security would be recharacterized, for U.S. federal income tax purposes, as a debt instrument is higher than with other equity-linked securities that do not contain similar provisions.

Other alternative federal income tax treatments of the securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in

December 2013	Page 25

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•      an individual who is classified as a nonresident alien;
•      a foreign corporation; or
•      a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•      a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•      certain former citizens or residents of the United States; or
•      a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

In general.  Assuming the treatment of the securities as set forth above is respected, and subject to the discussion below regarding backup withholding, a Non-U.S. Holder of the securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

If all or any portion of a security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the securities would not be subject to U.S. federal withholding tax, provided that:

•      the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•      the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•      the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and
•      the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding the securities on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the securities. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the securities should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the securities, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above). However, in the event of a change of law or any formal or informal guidance by the IRS,

December 2013	Page 26

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the securities.

Use of proceeds and hedging:
The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our subsidiaries and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock and, as a result, could increase (i) the share price at or above which such underlying stock must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level for such underlying stock, which, if the securities are not redeemed prior to maturity, is the price at or above which the underlying stock must close on the final determination date in order for you to avoid being exposed to the negative price performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination dates, by purchasing and selling the underlying stocks, options contracts relating to the underlying stocks or any other available securities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the value of any underlying stock and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or

December 2013	Page 27

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)    the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)    neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a

December 2013	Page 28

Worst of Auto-Callable Securities due June   , 2015
Payments on the Securities Based on the Worst Performing of the Common Stock of EMC Corporation, the Common Stock of International Business Machines Corporation, the Common Stock of Amgen Inc. and the Common Stock of The Coca-Cola Company
Principal at Risk Securities

representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $30 for each security they sell.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Where you can find more information:
Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated October 19, 2012

Prospectus dated November 21, 2011

Terms used in this document are defined in the product supplement for auto-callable securities or in the prospectus. As used in this document, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

December 2013	Page 29